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                                                                   EXHIBIT 10.20


                        Dated the 14th day of April 1997








                               EDB LOAN AGREEMENT



                                     BETWEEN



                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD



                                       AND



                           ECONOMIC DEVELOPMENT BOARD


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        THIS AGREEMENT is made the 14th day of April, One Thousand Nine Hundred and Ninety Seven (1997) Between:

CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in the Republic of Singapore and having its registered office at 60 Woodlands Industrial Park D, Street 2, Singapore 738406 (hereinafter called "the Company") of the one part; And

ECONOMIC DEVELOPMENT BOARD, a Corporate Body established in the Republic of Singapore by The Economic Development Board Act (Cap. 85) of 250, North Bridge Road, #24-00 Raffles City Tower Singapore 179101 (hereinafter called "the Board") of the other part.


WHEREAS:

(1) The Company has applied to the Board for a term loan up to a maximum aggregate principal amount of Singapore Dollars Six Hundred Million (S$600,000,000.00) under the Capital Assistance Scheme of the Board.

(2) The Board is willing to grant the term loan to the Company, upon the terms and subject to the conditions hereinafter set forth.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:-


1.      DEFINITIONS

        1.1 In this Agreement, unless the context otherwise requires, the following words or expressions shall have the following meanings respectively:

                (a) "Business Day" means a day on which banks in Singapore are open for business excluding Saturday and Sunday.

                (b)     "Day" means a calendar day.

                (c) "Dollars" and the sign "$" respectively mean the lawful currency of the Republic of Singapore.

                (d) "Drawing" means any, each or all (as the context may require) of the drawings made by the Company under the Term Loan and includes the First Drawing as defined hereof.

                (e) "Event of Default" and "Events of Default" mean any, each or all (as the context may require) of the Events of Default described in Clause 15 hereof.

                (f) "First Drawing" means the first of the drawings made by the Company under the Term Loan.

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                (g)     "Fixed Productive Assets" means the buildings,
facilities and equipment, for the wafer fabrication of semiconductor devices at a facility to be established in Woodlands in Singapore (the "FAB 3 Project").

                (h) "Guarantee" means a corporate guarantee to be issued by Singapore Technologies Pte Ltd ("STPL") and duly executed under seal and signed by STPL's authorised signatories, in favour of the Board and in the form and containing terms acceptable to the Board.

                (i) "Interest Rate" means the rates of interest determined in accordance with Clause 7.2 hereof.

                (j) "Interest Payment Dates" means the day falling on the first Business Day of March or the first Business Day of September as the case may be and the first Interest Payment Date shall be the Interest Payment Date immediately following the date of the First Drawing of the Term Loan.

                (k) "Interest Period" means the period or periods determined as follows:

                        (i) the Interest Period in relation to the First Drawing shall begin on the date on which that Drawing is made hereunder and shall end on the first Interest Payment Date;

                        (ii) the Interest Period in respect of any subsequent Drawing shall begin on the date on which the relevant subsequent Drawing is made and shall end on the Interest Payment Date falling immediately thereafter;

                        (iii) each successive Interest Period shall begin on the last Interest Payment Date and shall end on the Interest Payment Date falling six (6) months immediately following;

                        (iv) if any Interest Period would otherwise end on a day which is not a Business Day that Interest Period shall be extended to the next succeeding day which is a Business Day;

                        (v) if any Interest Period is extended by the application of (iv) above, the following Interest Period shall (without prejudice to the application of (iv) above) end on the day on which it would have ended if the preceding Interest Period had not been so extended; and

                        (vi) any amount to be repaid under clause 8 shall have a final Interest Period expiring on the relevant Repayment Date.

                (l)     "Month" means a calendar month.

                (m) "person" shall include a company, body of persons, association or body corporate or unincorporated.

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                (n)     "Repayment Dates" means the first Day of March and the
first Day of September of each year.

                (o) "Term Loan" means the loan facility in the aggregate amount of Singapore Dollars Six Hundred Million (S$600,000,000.00) to be made available to the Company by the Board in accordance with the terms and conditions set out in this Agreement and shall also be deemed to include the whole or any part thereof.

                (p)     "Year" means a calendar year.

        1.2 Unless the context otherwise requires, words importing the singular number include the plural number and vice versa.

        1.3 The words "hereof", "herein", "hereon" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

        1.4 The headings to the Clauses hereof shall not be deemed to be a part thereof or be taken in consideration in the interpretation or construction thereof or of this Agreement.

        1.5 Reference herein to Clauses are references to Clauses of this Agreement.

2.      TERM LOAN

        Subject to the provisions of this Agreement and in particular those of Clause 3 hereof, the Board will make available to the Company the Term Loan at the times and in the manner as hereinafter provided. The Term Loan shall be for a period of eight (8) years, inclusive of a two (2) year grace period for repayment of the Term Loan as provided in Clause 8 herein.


3.      CONDITIONS PRECEDENT AND AVAILABILITY

        The right of the Company to make any Drawing or Drawings under the Term Loan, and the obligations of the Board to make available the same shall be subject to the following conditions precedent, that is to say:

        (a) There shall not exist at or prior to any Drawing, any Event of Default or any condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

        (b) All representations, warranties and statements contained herein, or otherwise made in writing in connection herewith or in any certificate or statement furnished pursuant to any provision of this Agreement or in any document referred to herein made by the Company shall be true and correct with the same effect as though made on the date on which the Drawing is to be made.

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        (c)     The Board shall have received, in form and substance
satisfactory to the Board, the following:-

                (i) A copy of the Memorandum and Articles of Association of the Company duly certified by a Director and the Secretary of the Company to be a true copy thereof;

                (ii) A copy, certified by a Director and Secretary of the Company, of the resolution of the Board of Directors of the Company, which is in full force and effect, approving the terms and conditions contained in this Agreement and authorising a person or persons to sign this Agreement and any other document to be given to the Board from time to time by the Company;

                (iii) Specimen signatures of the persons authorised to sign this Agreement on behalf of the Company, and to sign the notices of Drawing and any other document to be given from time to time by the Company, such specimens to be certified by a Director or the Secretary of the Company to be the true signatures of such persons respectively; and

                (iv) The Guarantee relating to the Term Loan to be made and duly executed.

        (d) All acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Agreement and the Guarantee and to constitute this Agreement and the Guarantee legal, valid and binding obligations enforceable in accordance with their respective terms, shall have been done and performed and have happened in compliance with all applicable laws.

        (e) There is no breach by the Company of any of the terms, conditions and undertakings herein contained.

4.      PURPOSE OF THE TERM LOAN

        4.1 Subject to the terms and conditions herein contained and in particular to those of Clause 3, the Term Loan will be made available by the Board to the Company for financing the purchase of Fixed Productive Assets of the Company's plant only for the Fab 3 Project. Under this Agreement, the Company shall be required to invest a minimum amount of Singapore Dollars One Billion Eight Hundred Million (S$1,800,000,000.00) in Fixed Productive Assets (excluding land) by 31 December 2000.

        4.2 Upon advance of a Drawing under Clause 5, the Company shall apply all the proceeds thereof for the purposes described in Clause 4.1 above and for no other purpose whatsoever.

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5.      DRAWINGS OF TERM LOAN

        5.1 Subject to the terms and conditions of this Agreement and in particular to all the conditions of Clause 3 being complied with the Board will make available drawings under the Term Loan in accordance with a disbursement schedule submitted by the Company and approved by the Board at least 45 days before the First Drawing of the Term Loan.

        5.2 The Company shall give notice of Drawing to the Board not later than thirty (30) Business Days prior to the intended date of Drawing and each notice of Drawing shall be substantially in the form set out in the Appendix I hereto and shall:-

                        (i) state the date (which must be a Business Day) and the amount of the proposed Drawing;

                        (ii)    be irrevocable;

                        (iii) commit the Company to borrow the amount and on the date stated; and

                        (iv) constitute a representation and warranty that at the date thereof the warranties and representations set out in Clause 12 are true and no Event of Default and no event or act which with, the giving of notice or lapse of time or both would constitute such an Event of Default has occurred.

        5.3 The First Drawing shall be made not later than 1 May 1997 or such other later date as maybe approved by the Chairman of the Board or his lawful representative.

        5.4 All Drawings shall be made on the first Day of March or the first Day of September of the respective years or such other date(s) as may be approved by the Chairman of the Board or his lawful representative.

        5.5 The Company shall have the option to request the Board to advance the amount of a Drawing in the following manner:

                        (i) either after the Board has verified that the aggregate amount payable by the Company for Fixed Productive Assets as at the intended date of Drawing is equivalent to the amount of that Drawing; or

                        (ii) before such verification has been made by the Board, provided that:

                (a) the Company shall give notice of Drawing to the Board not later than fourteen (14) Business Days prior to the intended date of Drawing;

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                (b)     the Company shall together with the notice of Drawing
                        provide the Board with the aggregate amount payable by the Company for Fixed Productive Assets as at the intended date of Drawing;

                (c) the Board shall have the right to verify such amount within sixty (60) Days after advance of such Drawing; and

                (d) any amount advanced under a Drawing that is in excess of the aggregate amount payable by the Company for Fixed Productive Assets as at the intended date of the relevant Drawing (the "Excess Amount") shall be subject to interest to be applied on the Excess Amount at a rate of three per cent (3%) per annum above the average prevailing prime rate as reported by the Monetary Authority of Singapore from the date of the relevant Drawing to the date of payment by the Company of the Excess Amount.


6.      AVAILABILITY OF TERM LOAN

        The Term Loan shall be available for Drawing for a period of two (2) Years from the date of the First Drawing after which date any part of the Term Loan not drawn shall be cancelled.


7.   INTEREST

        7.1 The Company shall pay to the Board on each Interest Payment Date interest in arrears on the amounts drawn and outstanding under the Term Loan from time to time in respect of each Interest Period relating thereto determined in accordance with clause 1.1(k) and at the Interest Rate determined in accordance with sub-clause 7.2 hereof.

        7.2 Interest will be charged by the Board at the rate of four per cent (4%) per annum (the "Interest Rate") and shall be payable in arrears at six-monthly intervals, the first payment to be made on the Interest Payment Date as defined in Clause 1.1(j) hereof.

        7.3 The amount of interest payable on the drawings under the Term Loan from time to time owing and outstanding shall be calculated at the Interest Rate on the basis of a year of three hundred and sixty five (365) Days for the actual number of Days elapsed.

        7.4 The certificate of the Board in writing as to the determination of the amount of interest payable on each Interest Payment Date shall be conclusive and binding upon the parties hereto, save for manifest error.

        7.5 The Company recognises and accepts that it is commercial practice for interest on amounts in default to be charged and that the rate of interest to be applied by the Board on the amounts in default shall be three per cent (3%) per annum above the average prevailing prime interest rate as reported by the Monetary Authority of Singapore compounded on a monthly basis, which will represent a genuine estimate of the damage the Board would suffer in the event

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of a failure by the Company in the payment on the due date of any principal and/or interest on the amounts due and payable to the Board.


8.      REPAYMENT OF THE TERM LOAN

        The Company shall repay the principal of the amounts drawn under the Term Loan in thirteen (13) equal consecutive six-monthly instalments on the Repayment Dates. The first of such instalments shall be paid on the first Repayment Date following two (2) Years from the date of the First Drawing of the Term Loan or such other later date as the Board may determine in its absolute discretion.


9.      PAYMENT PROVISIONS

        9.1 All payments to be made by the Company under this Agreement shall be made not later than 11 a.m. (Singapore time) on the relevant day to the Board at its address described above or at such other address as the Board may from time to time designate by notice in writing to the Company not less than ten (10) Business Days prior to the date of any such payment hereunder.

        9.2 If any sum becomes due for payment under this Agreement on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and all calculation of interest shall be adjusted accordingly.


10.     PREPAYMENT

        10.1 The Company may prepay in the inverse order of maturity any part of the Term Loan or the entire Term Loan before maturity on paying a fee amounting to a quarter of one percent (1/4 of 1%) of the amount prepaid for every period of six (6) months or any lesser period before maturity or one percent (1%) of the amount prepaid, whichever is the lesser amount.

        10.2 The Company shall give the Board thirty (30) Days' prior written notice of the intention to prepay any amount described in Clause 10.1.

        10.3 In the event the Company is required to prepay the principal sum owing under the Term Loan pursuant to Clause 15.2(a) hereof the Company shall pay to the Board the fee at the rate described in Clause 10.1 above on the principal sum owing.


11.     SECURITY

        Prior to each Drawing of the Term Loan, the Company shall procure the requisite Guarantee to be given in favour of the Board.

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12.     WARRANTIES AND REPRESENTATIONS

        12.1 The Company hereby warrants and represents to the Board as follows:

                (a) that it is lawfully incorporated, validly existing and in good standing under the laws of the Republic of Singapore;

                (b) that it has the corporate power and authority to carry on the business as now being conducted;

                (c) that it has the corporate power to execute and perform this Agreement and to borrow hereunder;

                (d) that the execution, delivery and performance of this Agreement and the borrowings hereunder have been duly authorised by all requisite corporate action and will not violate any provision of any agreement or other instrument to which the Company is a party;

                (e) that its latest balance sheet and financial statements submitted to the Board are correct and complete and accurately represent the financial condition of the Company on the date thereof and the results of its operation for the period then ended and each such balance sheet shows all known present and future liabilities, direct or contingent, of the Company as of the date thereof and each financial statement referred to herein was prepared in accordance with generally accepted accounting principles;

                (f) save as disclosed in writing to the Board that there has been no material adverse change in the business activities, operations or financial condition of the Company since the date of the latest financial statements referred to in sub-paragraph (e) above;

                (g) save as otherwise disclosed to the Board, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or its parent or any of its subsidiaries, at law or in equity (whether or not purportedly on behalf of the Company, its parent or any of its subsidiaries) before any court or competent body adjudicating such matters, which involve the possibility of any judgement or liability which may result in any material adverse change in the business, operations, properties or assets, or in the condition, financial or otherwise of the Company or its parent or any of its subsidiaries and adversely affect the Company's ability to make repayment of the Term Loan;

                (h) that to the best of the knowledge of the Company no steps have been taken or are being taken to appoint a receiver and/or manager or judicial manager or liquidator or any other person over it or any of its assets or in any winding up action.

        12.2 Each of the warranties and representations contained in the preceding subclause shall survive and continue to have full force and effect after the execution of this Agreement and that they will be true and correct and fully observed as though made on the date of Drawing or each Interest Payment Date with reference to the facts and circumstances then subsisting.

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13.     AFFIRMATIVE UNDERTAKINGS

        The Company hereby undertakes and agrees with the Board as follows:-

                (a) that the Term Loan granted by the Board under the provisions of this Agreement and every part thereof shall be used solely for the purpose and in the manner hereinbefore stipulated and not for any other purpose or manner save with the prior written consent of the Board.

                (b) that it will carry on and conduct its business and affairs with due diligence and efficiency in accordance with sound technical financial industrial and managerial standards and practices including the maintenance of adequate records with qualified personnel and in accordance with its Memorandum and Articles of Association.

                (c) that it will furnish and provide the Board with and permit the Board to obtain all such statements information explanation and data, except information of a confidential nature, as the Board may reasonably require, by prior written notice, regarding the affairs operations administration financial or other whatsoever state or condition of the Company or any of the matters in this Clause mentioned.

                (d) that it will furnish to the Board particulars of any kind of immovable property hereafter acquired by the Company.

                (e) that the Board shall have the right as it may reasonably request, by prior written notice, to inspect any land or premises where the Company carries on its business and inspect the same and all property and assets whatsoever therein or thereon and all accounts records and statements wherever the same may be situate and to make inventories and record thereof.

                (f) that it will supply to the Board certified copies of all resolutions passed which materially affect the financial state and condition of the Company at general and/or special meetings of the Company within seven (7) Days from the date of the passing of such resolutions.

                (g) that it will deliver to the Board every year immediately after the issue of the a copy of the Company's audited balance sheet and profit and loss accounts audited by a firm of auditors of international repute together with Auditors' and Directors' Reports and will also deliver to the Board a copy of the annual return which the Company is required by law to file with the Registrar of Companies.

                (h) that it shall punctually pay all rents rates assessments taxes and all outgoings payable in respect of any land/or premises belonging to the Company or at which it carries on business and obtain all necessary licences and comply with all laws regulations rules and orders relating to the carrying on of its business on such premises.

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                (i)     that it will keep all its plant machinery equipment
buildings constructions fixtures fittings implements and other effects in good and substantial repair and proper working condition to the satisfaction of the Board.

                (j) that it shall not dismantle pull down or remove any part of the buildings fixtures plant machinery and equipment, except in cases where such dismantling pulling down or removal shall in the opinion of the Company be rendered necessary by reason of the same being obsolete worn out or damaged, in which case the Company shall give sufficient written notice to the Board and will replace such property by property of similar nature and value after giving intimation to the Board.

                  (k) that it shall give to the Board such written authorities or other directions and provide such facilities and access as the Board may require for the aforesaid inspection and shall pay all costs fees travelling and other out-of-pocket expenses whether legal or otherwise in respect of such inspection.

                  (l) that it shall continue with its best efforts to bring strategic equity shareholders into the Company with the prior approval of the Board.

                  (m) that insofar as may be necessary the Company shall amend its Memorandum and Articles of Association so as to enable it to observe and perform all the covenants undertakings terms stipulations conditions and other provisions of this Agreement.


14.     NEGATIVE UNDERTAKINGS

        The Company hereby undertakes and agrees with the Board that it shall not without the written consent of the Board, which consent shall not be unreasonably withheld:-

                (a) embark on any new project or substantial expansion or diversification of its present business and operations, which are not related to its present business activities;

                (b) invest its funds by way of deposits (other than deposits with banks licensed by the Monetary Authority of Singapore), loans, share capital or otherwise in any other concern or issue or give guarantees for the account or on behalf of any person or otherwise become contingently liable for or in connection with any obligations or indebtedness of any person;

                (c) effect any form of reconstruction including amalgamation with another company which will result in STPL holding less than 51% of the share capital of the Company;

                (d) create or permit to arise or subsist, any mortgage, charge (whether fixed or floating), pledge, lien or other encumbrances whatsoever (except those which have been specifically disclosed to and approved by the Board respectively) on any of its properties or assets, both present and future whatsoever and wheresoever situate;

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                (e)     declare or pay any dividend or make any income or
capital distribution, whether in cash or in specie, to its shareholders or any of them; or

                (f) raise, borrow, take, make, issue or give, as the case may be, any loans, debentures, bonds or credits from or to any persons.

15.     EVENTS OF DEFAULT

        15.1 If any one or more of the following Events of Default shall occur, that is to say:

                (a) if the Company shall fail to pay or otherwise discharge when due any sums of money, whether principal, interest, fees or otherwise, payable under this Agreement;

                (b) if the Company shall default in the payment of any principal or interest or any other obligation for borrowed money (whether or not to the Board) beyond any period of grace provided in respect thereof;

                (c) if any representation or warranty made in or in pursuance of this Agreement or in any certificate, statement or other document delivered in connection with the execution and delivery hereof or in pursuance of this Agreement shall be or become incorrect in any material respect;

                (d) if the Company defaults in the due performance of any undertaking, condition or obligation on its part to be performed and observed hereunder (other than the payment of any sum due hereunder) and such default (if capable of being rectified) shall not be rectified for a period of thirty (30) Days after the date of receipt by the Company of written notice of such default from the Board;

                (e) if a petition is presented in any court of competent jurisdiction or a resolution is passed for the winding-up of the Company or its parent or for the filing or any application for placing the Company or its parent under judicial management or any similar or analogous proceedings are taken against any of them and are not withdrawn within thirty (30) Days after being presented;

                (f) if any encumbrancer or lessor shall take possession or a receiver and/or manager, judicial manager, liquidator or other similar officer is appointed of the whole of the undertaking, property or assets, or any part thereof, of the Company or its parent;

                (g) if a distress or execution is levied or enforced upon or sued out against any part of the property or assets of the Company and is not discharged within thirty (30) Days of being levied and the Board is of the reasonable opinion that such an event will be materially prejudicial to the interests of the Board;

                (h) if a judgement or order is made against the Company and is not discharged within sixty (60) Days or if legal proceedings suits or actions of any kind whatsoever (whether criminal or civil) shall be instituted against the parent of the Company and the Board is in that

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case of the reasonable opinion that the said legal proceedings suits or actions will materially affect the Company's ability to perform and observe its obligations under this Agreement;

                (i) if the Company becomes insolvent or is unable or deemed unable to pay its debts or admits in writing its inability to pay its debts, as they mature, or enters into composition, compromise or arrangement with its creditors or makes a general assignment for the benefit of its creditors and the Board is of the opinion that any such event will be materially prejudicial to the interests of the Board;

                (j) if a winding-up petition is presented by or against the guarantor of the Guarantee or analogous proceedings shall be taken by or against it and is not discharged within thirty (30) Days after being presented;

                (k) if the Company ceases or threatens to cease to carry on its business and the Board is of the opinion that it will materially affect the ability of the Company to perform and observe its obligations under this Agreement;

                (l) if any licence, consent or approval of any authority at any time necessary to enable the Company to comply with and perform its obligations under this Agreement to a material extent shall be revoked, withheld or materially modified or shall otherwise not be granted or fail to remain in full force and effect;

                (m) if any of the consents, authorities, approvals, waivers or resolutions referred to in Clause 3 shall be modified in a manner unacceptable to the Board or shall be wholly or partly revoked, withdrawn, suspended or terminated or shall expire and not be renewed or shall otherwise fail to remain in full force and its effect and such circumstances are considered by the Board to be material;

                (n) if without the prior written consent of the Board there is any change in the shareholding of the Company which will result in STPL holding less than 51% of the share capital of the Company or if there is any change in the shareholding of its parent;

                (o) if a situation shall have arisen, which shall make it improbable that the Company will be able to perform its obligations under this Agreement;

                (p) if the Board determines in its absolute discretion that its interests under the Guarantee is or are in jeopardy or that a situation shall have arisen which shall make it improbable that STPL will be able to perform its obligations under the Guarantee;

then and in any of such event, the Board may, by notice in writing to the Company declare that an Event of Default has occurred and such declaration shall be deemed to take effect from the date of such an Event of Default.

        15.2 Upon the declaration by the Board that an Event of Default has occurred:

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                (a)     the whole of the principal sum drawndown and owing under
the Term Loan, interest thereon and all other sums agreed to be paid under this Agreement shall immediately become due and payable without any demand or notice of any kind by the Board to the Company; and

                (b) it shall be lawful for the Board to exercise all or any rights, powers or remedies under this Agreement, the Guarantee given to the Board or any one or more of them.

        15.3 In the event of an occurrence of an Event of Default before the Term Loan shall have been fully drawn or utilised hereunder, the Board's obligations hereunder shall automatically and forthwith cease.

        15.4 After the declaration by the Board that an Event of Default has occurred, all moneys received or recovered by the Board (whether such moneys shall have been received or recovered as a result of or arising from its exercise of all or any rights, powers or remedies under this Agreement, the Guarantee or any one or more of them or by way of a set-off or otherwise) shall be held by it and shall be applied as follows:-

                (a) Firstly, in or towards payment of all costs charges and expenses, if any, incurred in enforcing this Agreement, the Guarantee or any one or more of them;

                (b) Secondly, in or towards payment to the Board of all moneys and liabilities for the time being due, owing or outstanding under this Agreement and where such moneys and liabilities are of a contingent nature, in or towards making full and adequate provisions for payment of such moneys and liabilities as and when they become due and payable; and

                (c)     Thirdly, any surplus shall be paid to the Company.


16.     NOTICES

        16.1 Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served hereunder by one of the parties hereto to or on the other or others may be delivered at or sent by prepaid registered post or by facsimile to the address or addresses herein specified of the other party or parties and shall be deemed to be duly served:

                (a)     if it is delivered, at the time of delivery,

                (b) if it is sent by prepaid registered post, one (1) Day after posting thereof, or

                (c) if it is sent by facsimile, immediately after transmission thereof, if the date of transmission is a Business Day, and if such a date is not a Business Day, then the notice by facsimile shall be deemed to be served on the next succeeding day which is a Business Day.

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Except as otherwise expressly provided herein, all notices, requests, demands or other communications which are required by this Agreement to be in writing may be made by facsimile.

        16.2 For the purpose of this Clause 16 each of the parties hereto shall from time to time notify the other party in writing of an address in Singapore where such notice, request, demand or other communication as aforesaid can be given or served and such notification shall be effective only when it is actually received. In the absence of such notification, the notice, request, demand or other communication aforesaid may be given or served at the addresses of the respective parties as stated above.


17.     WAIVER NOT TO PREJUDICE RIGHT OF BOARD

        The Board may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit any breach by the Company of any of the undertakings stipulations terms and conditions herein contained and any modification thereof but without prejudice to its powers, rights and remedies for enforcement thereof, provided always that:-

                (a) no neglect or forbearance of the Board to require and enforce payment of any moneys hereunder or the performance and observance of any undertaking stipulation term or condition herein contained, nor any time which may be given to the Company shall in any way prejudice or affect any of the rights, powers or remedies of the Board at any time afterwards to act strictly in accordance with the provisions hereof;

                (b) no such waiver of any such breach as aforesaid shall prejudice the rights of the Board in respect of any other or subsequent breach of any of the undertakings stipulations terms or conditions aforesaid.


18.     INDULGENCE OF THE BOARD

        The liability of the Company hereunder shall not be impaired or discharged by reason of any time or other indulgence being granted by or with the consent of the Board to any person who or which may be in any way liable to pay any of the moneys secured hereby by any other security in favour of the Board or by reason of any arrangement being entered into or composition accepted by the Board which has the effect of modifying the operation of law or otherwise its rights and remedies under the provisions of this Agreement.


19.     SEVERABILITY

        In case any provision in this Agreement shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair the other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision contained herein or therein did not form a part of this Agreement.

20.     GOVERNING LAW

        This Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Singapore.


21.     MISCELLANEOUS

        21.1 All legal and other professional fees, out-of-pocket expenses, charges and expenses of and in connection with this Agreement shall be paid by the Company.

        21.2 The Company shall further pay all legal fees as between solicitor and client and other costs and disbursements incurred in connection with or demanding and enforcing payment of moneys due under this Agreement and Guarantee and otherwise howsoever in enforcing the performance of any other undertakings stipulations terms conditions or provisions hereof and thereof.

        21.3 A certificate signed by a duly authorised officer for the time being of the Board as to the amount of moneys and liabilities for the time being due to the Board or incurred by the Board under this Agreement and Guarantee shall be conclusive and binding on the Company, save for any computation or clerical error.

        21.4 This Agreement shall be binding upon the successors of the Company and shall enure to the benefit of the Board and its successors and assigns.

        IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective common seals.

The Common Seal of CHARTERED SEMICONDUCTOR MANUFACTURING LTD was hereunto affixed in the presence of:

                    /s/ HO CHING
                   --------------------                                   [SEAL]
                   Chairman

                    /s/ TAN BOCK SENG
                   --------------------
                   Director



The Common Seal of the ECONOMIC DEVELOPMENT BOARD was hereunto affixed in the presence of:-

                   [SIGNATURE ILLEGIBLE]
                   ---------------------                                  [SEAL]
                   Chairman

                   [SIGNATURE ILLEGIBLE]
                   ---------------------
                   Director

                                                                      APPENDIX I


ECONOMIC DEVELOPMENT BOARD
250 North Bridge Road
#24-00 Raffles City Tower
Singapore 179101

Dear Sirs,

NOTICE OF DRAWING
TERM LOAN OF S$[               ]

Pursuant to Clause 5 of the EDB Loan Agreement dated ________ 1997 in respect of the above Term Loan we hereby give you notice for a Drawing of Dollars [_______] ($______) on ________ 19__.

We confirm--

        (i) that the conditions precedent under Clause 3 of the EDB Loan Agreement have been complied with in every respect;

        (ii) that each of the representations and warranties contained in Clause 12 of the EDB Loan Agreement are true and accurate in all respects as though made on the date of this Notice with reference to facts and circumstances presently subsisting and will be true and accurate in all respects on the date of the intended Drawing as though made on the date of the intended Drawing with reference to facts and circumstances then subsisting; and

        (iii) that as at the date hereof no Event of Default has occurred and no event has occurred which, with the giving of notice and/or the lapse of time and/or upon you making any necessary determination under Clause 15 of the EDB Loan Agreement, might constitute an Event of Default, and we undertake that no Event of Default and none of the events aforesaid will exist at the date of the intended Drawing.

In addition to the above documents kindly let us know if you require copies of any opinion approval or other documents.

Dated this       day of                   19

Yours faithfully



Director/Authorised Signatory

                         Dated the 29th day of May 1997








                         EDB LOAN SUPPLEMENTAL AGREEMENT



                                     BETWEEN



                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD



                                       AND



                           ECONOMIC DEVELOPMENT BOARD

        THIS AGREEMENT is made the 29th day of May, One Thousand Nine Hundred and Ninety Seven (1997) Between


CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in the Republic of Singapore and having its registered office at 60 Woodlands Industrial Park D, Street 2, Singapore 738406 (hereinafter called "the Company") of the one part; And

ECONOMIC DEVELOPMENT BOARD, a Corporate Body established in the Republic of Singapore by The Economic Development Board Act (Cap. 85) of 250, North Bridge Road, #24-00 Raffles City Tower Singapore 179101 (hereinafter called "the Board") of the other part.


WHEREAS:

(1) The parties have on the fourteenth day of April, One Thousand Nine Hundred and Ninety Seven (1997) entered into an agreement where in the Board has agreed, subject to terms and conditions agreed on to grant term loans to the Company under the Capital Assistance Scheme of the Board (the "Agreement").

(2)     The parties have agreed to amend parts of the Agreement.


NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

1. The parties agree that clause 5.5 of the Agreement be deleted and replaced with the following:

5.5

(a) The Company shall have the option to request the Board to advance the amount of a Drawing provided that written notice is given by the Company to the Board indicating the amount to be advanced, not later than fourteen (14) Business Days prior to the intended date of Drawing;

(b) In respect of any monies advanced under this clause, the Company shall, without demand, produce to the Board, within sixty-five (65) Days of the date of the Drawing, all documentary proof showing that the Company has fully utilise the said Drawing for the payment of approved Fixed Productive Assets, and that such payment was made within 60 Days after advance of the said Drawing.

(c) Any amount advanced under a Drawing that is in excess of the aggregate amount actually paid by the Company in respect of approved Fixed Productive Assets at the expiry of 60 days after Drawing (the "Excess Amount") shall be subject to interest. Interest to be applied on the Excess Amount shall be at the rate of three per cent (3%) per annum above the average prevailing prime lending rate as reported by the Monetary Authority of Singapore from the date of the relevant Drawing to the date that the Excess Amount is eventually paid by the Company for approved Fixed Productive Assets.

     IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective common seals.

The Common Seal of CHARTERED SEMICONDUCTOR MANUFACTURING LTD was hereunto affixed in the presence of:-

                   /s/ Ho Ching
                   -------------------------
                   Chairman

                   /s/ Tan Bock Seng              [SEAL]
                   -------------------------
                   Director



The Common Seal of the ECONOMIC DEVELOPMENT BOARD was hereunto affixed in the presence of:-

                   [Signature Illegible]
                   -------------------------
                   Chairman

                   [Signature Illegible]          [SEAL]
                   -------------------------
                   Secretary





                                       2